UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2012

 CELSION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100
Lawrenceville, NJ 08648

Registrant’s telephone number, including area code: (609) 896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements with Certain Officers.

The Board of Directors of Celsion Corporation (the “Company”) previously approved, subject to stockholder approval, amendments to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) that would (1) increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2007 Plan by an additional 2,250,000 shares, (2) increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2007 Plan to 4,250,000 shares, and (3) extend the Company’s authority to grant awards under the 2007 Plan intended to qualify as “performance-based awards” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the 2017 annual meeting of stockholders. According to the results from the Company’s Annual Meeting of Stockholders held on June 7, 2012 (the “Annual Meeting”), the Company’s stockholders approved these amendments to the 2007 Plan. The foregoing description of the amendments is qualified in its entirety by reference to the text of the amended version of the 2007 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated April 27, 2012 for the Annual Meeting.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board of Directors of the Company until the 2015 Annual Meeting of Directors.

Nominee	For	Withheld	Broker Non-Votes
Mr. Robert W. Hooper	10,168,684	1,209,400	15,928,711
Dr. Alberto R. Martinez	10,219,851	1,158,233	15,928,711

In addition to the directors elected above, Dr. Max E. Link, Michael H. Tardugno, Dr. Augustine Chow and Frederick J. Fritz continued to serve as directors after the Annual Meeting.

Proposal 2

The proposal, by the audit committee of the Board of Directors, to ratify the appointment of Stegman & Company as the independent registered public accounting firm for the fiscal year ending December 31, 2012, as described in the proxy materials, was approved with approximately 98.05% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.90% voting against the proposal.

For	Against	Abstain
26,773,527	246,995	286,273

Proposal 3

In addition, at the Annual Meeting, stockholders approved an amendment to the 2007 Plan to increase the number of shares authorized for issuance under the 2007 Plan as described under Item 5.02(e) above.  The stockholders’ votes with respect to the amendment to the 2007 Plan were as follows:

For	Against	Abstain	Broker Non-Votes
7,931,784	3,336,489	109,811	15,928,711

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Celsion Corporation 2007 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: June 7, 2012	By:	/s/ Gregory Weaver
Gregory Weaver
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Celsion Corporation 2007 Stock Incentive Plan, as amended